Exhibit No. (h) (37)
                                   Jack White
                                   & Company
                California's First Discount Broker.  Since 1973


                               SERVICE AGREEMENT
                       NOFEE NETWORK MUTUAL FUND SERVICE

Firstar Funds, Inc. ("Funds"), Firstar Investment Research & Management Company, LLC ("FIRMCO") and Jack White & Company hereby agree as follows:

1.
  Funds of certain services described herein as part of its NoFee Network (No Transaction Fee) Service. In consideration of such services, FIRMCO agrees to pay Jack White & Company a service fee as set forth herein. Jack White & Company agrees to waive its usual transaction fees, subject to exceptions in paragraph 5 herein, for transactions of shares of the mutual funds related to this Agreement.

2. SERVICES. Jack White & Company agrees to perform or arrange for the performance of the following Services and such other services as FIRMCO or Funds may reasonably request.




          Process all purchase, redemption and exchange orders by customers; transmit or arrange for the transmission to each Fund purchase or redemption orders reflecting purchase, redemption and exchange orders

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& Company
          received by it with respect to subaccounts. Jack White & Company may process orders directly, or through a clearing agent, or through NSCC's FundServ facility, or through other agencies or systems accepted by Funds.

       Record Maintenance
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          Jack White & Company shall:


          Fund in an account with Jack White & Company, which records shall include: number of shares; date and price of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date; name and address of such customers; records of distributions and dividend payments; any transfers of shares; and overall control records.


                      Local (619) 587-2000  Toll Free 1-800-233-3411
              La Jolla Gateway Building, Suite 220  9191 Towne Center Drive,



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& Company

          Shareholder Communications



          Mail Fund prospectuses and statements of additional information ("SAIs") upon customer request and, as applicable, upon confirmation of customer purchases to the extent required by law and mail any supplements to prospectuses and SAIs.

          Produce and mail to customer's confirmation statements reflecting purchases and redemptions of shares of each Fund in a customer's account.

          Produce and mail statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customers and the net asset values of such shares as of a recent date.

          Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates.


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          Jack White & Company will arrange for the preparation of and filing with the appropriate governmental agencies such information returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state


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& Company

          laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

          Jack White & Company will withhold on dividends and distributions as may be required by state or federal authorities from time to time.

     Jack White & Company represents and warrants that it has and will continue at all times to have the necessary facilities, equipment and personnel to perform the services hereunder in a businesslike and competent manner and its system complies with all applicable laws, rules and regulations related to the services to be provided under this Agreement, including the maintenance and preservation of all records and registrations required by any applicable laws, rules and regulations.

     Jack White & Company will make adequate disclosure to its customers to ensure that the customers of Jack White & Company are aware that they are transacting business with Jack White & Company and not FIRMCO or Funds. Jack White & Company shall maintain all historical shareholder records, consistent with requirements of all applicable laws, rules and regulations.

     Jack White & Company shall not make any statement or representation concerning a Fund that is not contained in the Fund's registration statement, annual report or proxy statement or any advertising or promotional material generated by or on behalf of any Fund.

     Jack White & Company will not make any offer or sale of Fund shares (a) in any state or jurisdiction in which such shares are not qualified for sale or exempt from the requirements of the relevant securities laws at any time after it has been provided with written notice that such Fund is not so qualified or exempt in such state or jurisdiction, (b) in any state or jurisdiction in which it is not properly licensed or authorized to make offers or sales, or (c) at any

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time after it has been provided with written notice that such Fund is not then currently offering shares to the public.

3. ROLE OF PARTIES. The parties acknowledge and agree that the Services under this Agreement are shareholder services only and are not the services of an underwriter or a principal underwriter within the meaning of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended. This Agreement does not constitute Jack White & Company as an agent of Funds for purposes of selling shares of any Fund to any dealer or to the public. To the extent Jack White & Company is involved in the purchase of shares of any Fund by customers, such involvement in these purchases will be as agent of such customers only.

4. FEES. For performance of Services, Jack White & Company shall receive a Fee (the "Fee") which will be calculated and paid as provided in the Agreement.
Fees are for shareholder servicing and other administrative services provided by Jack White & Company and do not constitute payment in any manner for investment advisory, trustee, or custodial services.


Fund shares purchased through accounts held within Jack White & Company; (ii) additional Fund shares received through dividends reinvested in the same fund; and (iii) Fund shares transferred into Jack White & Company accounts from other brokerage firms, the Fund, its transfer agent, or other service agents.


averaged through the exact number of days in the month to arrive at the average daily net asset value of outstanding Fund shares held in Jack White & Company's accounts. Fees will be billed monthly in arrears at the annual rate of 0.25% (25 basis points) of the market value of shares of each Fund held in Jack White & Company accounts.

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& Company


hold fund positions directly with Funds or as correspondent broker through one or more clearing broker/dealer relationships. Currently, Donaldson, Lufkin & Jenrette, Perishing Division, acts as Jack White & Company's sole clearing agent.


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5. TRANSACTION FEES.  Jack White & Company maintains a policy that, in order for customers to avoid transaction fees, customers shall adhere to a limitation on short-term redemptions. The limitation currently states as follows:


          purchased within 90 days (60 days for accounts controlled by financial advisors) of the redemption trade date. A transaction fee or a Short Term Redemption Fee will apply to short term redemptions.

If a customer makes 15 short-term redemptions in a calendar year, transaction fees will apply on all of the customer's purchase, redemption and exchange transactions for the remainder of the year. Jack White & Company reserves the right to modify at any time its policies and limitations regarding short-term redemptions.

Jack White & Company may from time to time enter into institutional relationships which require ancillary brokerage or administrative services related to processing fund transactions. Jack White & Company may charge nominal transaction fees to such institutional customers for its services. Jack White & Company agrees to inform customers of all transaction fees Jack White & Company may charge as well as the circumstances under which such fees may be imposed.

6. REPRESENTATIONS. Jack White & Company is registered as a broker-dealer under the Securities Exchange Act of 1934 in all 50 states and in the District of Columbia and is qualified to act as a broker-dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and has the requisite authority to enter into this Agreement and to carry out all the

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services.  Jack White & Company shall be, for purposes herein, deemed to be an independent contractor, and is not an agent of and shall have no authority to act for or represent FIRMCO, Funds, or the Funds' distributor(s). Representatives of Jack White & Company do not solicit orders to buy or sell mutual fund shares. All orders entered by Jack White & Company to buy or sell mutual funds are unsolicited.

7. USE OF FIRMCO AND FUNDS NAME. Jack White & Company acknowledges and agrees that FIRMCO and Funds and/or its affiliates own all right, title and interest in and to the name "Firstar Investment Research & Management Company, LLC" and "Firstar Funds," respectively. Prior to its use of any advertising, sales literature or other promotional materials that feature Funds, Jack White & Company shall give FIRMCO a reasonable opportunity to review and comment upon such materials, and no such materials shall be used if FIRMCO objects. Subject to the foregoing sentence, FIRMCO and Funds, respectively hereby authorize Jack White & Company to use the names and other identifying marks of FIRMCO or any Fund in connection with the operation of Jack White & Company's mutual fund program. FIRMCO or Funds may withdraw this authorization as to any particular use of any such name or identifying marks at any time

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& Company


(i) upon FIRMCO's or Fund's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of FIRMCO or such Fund or (ii) if no investment company, or series or class of shares of any investment company advised by FIRMCO continues to be available through Jack White & Company's mutual fund program; provided, however, that Jack White & Company may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization.

     FIRMCO and Funds understand that upon the addition of a Fund to the NoFee Network, Jack White & Company will update its listing of participating funds to indicate their availability in the service. Such listings are sent to existing and prospective customers. Participating funds may also be named on a "messages" section of customer account statements. Fund participating in the program will be highlighted in Jack White & Company's regularly mutual fund lists.

     Each Fund acknowledges that Jack White & Company intends to market its NoFee Network to its current and prospective customers via direct mailing and regular advertising in regional and national financial publications, trade conferences, and other media and that Jack White & Company may include reference in such media to FUNDS participation in the NoFee Network.

     Jack White & Company will furnish Funds or its designees with such information as it or they may reasonably request in connection with the preparation of reports to Funds' Board of Directors concerning this Agreement, Funds' annual audit, and any other reports or filings that may be required by law.


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8. TERMINATION.  Participation in the NoFee Network may be terminated (i) upon no less than 30 days' advance notification in writing either by FIRMCO, Funds or by Jack White & Company; or (ii) upon such shorter notice as is required by law, order, or instruction from a court of competent jurisdiction, regulatory body, or self-regulatory organization with jurisdiction over the terminating party.

       Upon termination as to a Fund, FIRMCO will not be obligated to pay the Fee with respect to any shares of the Fund that become part of a Jack White & Company customer account after the date of such termination. However, notwithstanding any such termination, FIRMCO will remain obligated to pay Jack White & Company the Fee as to each share of such Fund that was considered when calculating the fee as of the date of termination (a "Pre-Termination Share"), for so long as such Pre-Termination Share is held in any Jack White & Company brokerage account and Jack White & Company continues to perform the Services as to such shares. For so long as Jack White & Company continues to perform the Services as to any Pre-Termination Shares pursuant to this section, the provisions of this Agreement will remain in full force and effect as to such Pre-Termination shares.



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& Company

9. INDEMNIFICATION. Jack White & Company shall indemnify FIRMCO, the Funds, and their affiliates, directors, managers, employees, and shareholders for any loss (including without limitation litigation costs and expenses and reasonable attorney's and expert's fees) directly resulting from its negligent or willful act, omission or error in the performance of its duties under this Agreement or its breach of this Agreement. Such indemnification will survive the termination of the Agreement.

     FIRMCO shall indemnify Jack White & Company and its affiliates, directors, employees, and shareholders for any loss (including without limitation litigation costs and expenses and reasonable attorney's and expert's fees) directly resulting from its negligent or willful act, omission or error in the performance of its duties under this Agreement or its breach of this Agreement. Such indemnification will survive the termination of the Agreement.

10. CONFIDENTIALITY. Each party acknowledges and understands that any and all technical, trade secret or business information including, without limitation, financial information, business or marketing strategies or plans, or product development or customer information, including customer name and address, which is disclosed to the others or is otherwise obtained by the others during the term of the Agreement and which is identified in writing as proprietary information by the disclosing party at the time of disclosure ("Proprietary Information") is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner's business. Each party agrees to use its best efforts (the same being not less than those employed to protect its own proprietary information) to safeguard the other's Proprietary Information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. No party shall, without the prior written approval of an authorized officer of the other, directly or indirectly, disclose the Proprietary Information to any person or entity except for its employees, attorneys, accountants, affiliates and other advisers on a need-to-


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& Company

know basis or as may be required by law or regulation or demanded by any court or administrative agency. Each party shall promptly notify the other in writing of any unauthorized, negligent or inadvertent use or disclosure of the other's Proprietary Information. This section shall continue in full force and effect notwithstanding the termination of this Agreement.

11. NONEXCLUSIVITY. Each Party acknowledges that the other may enter into Agreements, similar to this one, with other parties, for the performances of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parities.

12. ASSIGNABILITY. This Agreement may be assigned by any party with the other parties' written consent.

13. ENTIRE AGREEMENT-AMENDMENT. This Agreement constitutes the entire Agreement between the parties with regard to the subject matter herein. Additionally, these materials supersede any and all Agreements, representations and warranties made prior to the execution


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& Company


of this Agreement. This Agreement may be amended only by a writing executed by each party to be bound by the amendment.

14. GOVERNING LAW. This Agreement will be governed by, and interpreted under, the laws of the State of California as applied to contracts entered into and to be performed entirely within that State.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF the parties hereto have delivered and executed this Agreement.
               For Firstar Investment Research & Management Company, LLC:

                      By:  /s/ J. Scott Harkness
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                      Title:  Chairman
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                      Date:   5-12-98
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                      For Firstar Funds, Inc:
                      By:    /s/ Mary Ellen Stanek
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                      Title:  Vice President
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                      Date:   5-17-98
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                      For Jack White & Company:
                      By:    /s/illegible
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                      Title:  Executive Vice President
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                      Date:   5-14-98
                      ----------------------------------